UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 29, 2003
(Date of earliest event reported)

0-26660
(Commission file number)

ESS TECHNOLOGY, INC.

(Exact name of registrant as specified in its Charter)

CALIFORNIA (State or other jurisdiction of incorporation)	94-2928582 (IRS Employer Identification No.)

48401 FREMONT BOULEVARD
FREMONT, CALIFORNIA 94538
(Address of principal executive offices including zip code)

(510) 492-1088
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated October 29, 2003 regarding financial results and certain other information related to the third quarter of fiscal year 2003.

Item 12. Results of Operations and Financial Condition.

     On October 29, 2003, ESS Technology, Inc. (ESS) announced its consolidated financial results for the third quarter of fiscal year 2003. A copy of this press release is furnished as an exhibit to this Current Report on Form 8-K. The information contained in this Form 8-K, including the exhibit, is being furnished and should not be deemed “filed” for the purposes of the Securities Exchange Act of 1934, as amended. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of ESS under the Securities Act of 1933, as amended.

Use of Non-GAAP Information

     In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), ESS also provides certain non-GAAP financial measures that exclude certain charges as additional information relating to its operating results. These measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. The calculations of non-GAAP financial measures have been adjusted to exclude the effects of amortization of intangible assets, write down of investments, in-process research and development, and related tax effects. Pursuant to the requirements of Regulation G, ESS has provided reconciliation within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures as well as a statement disclosing the reasons why ESS’ management believes that the non-GAAP financial measures provide useful information to investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2003	ESS TECHNOLOGY, INC.

	By:	/s/ Robert L. Blair

Robert L. Blair
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated October 29, 2003 regarding financial results and certain other information related to the third quarter of fiscal year 2003.